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                                                                   Exhibit 23.1


                       [ARTHUR ANDERSEN & CO. LETTERHEAD]


March 3, 1997


The Directors
Zindart Limited
Flat C & D, 25/F.
Tai Ping Industrial Centre - Block 1
57 Ting Kok Road
Tai Po
New Territories
Hong Kong


Dear Sirs,


As independent public accountants, we hereby consent to the use of our reports, including our report dated January, 31, 1997, and to all references to our Firm included in or made a part of the Registration Statement on Form F-1 filed pursuant to Rule 462(b) under the Securities Act of 1933. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Very truly yours,

/s/ ARTHUR ANDERSEN & CO.